                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT


  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) December 27, 1996
                                                     ------------------



                           LIFEQUEST MEDICAL, INC.
                           -----------------------
           (Exact name of registrant as specified in its charter)




       Delaware                       0-20532                   74-2559866
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)



9601 McAllister Freeway, Suite 1120, San Antonio, Texas                78216
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code          (210) 366-2100
                                                         -----------------------




                               Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

               VAL-U-MED, Inc.
                                                                           Page
                                                                          Number
                                                                          ------
               1.  Report of Independent Public Accountants                  3

               2.  Balance Sheets as of December 31, 1996 and 1995           4

               3.  Statements of Operations for the Years Ended
                      December 31, 1996 and 1995                             5

               4.  Statements of Stockholders' Equity for the Years Ended
                      December 31, 1996 and 1995                             6

               5.  Statements of Cash Flows for the Years Ended
                      December 31, 1996 and 1995                             7

               6.  Notes to Financial Statements                             8


         (b)   Pro Forma Financial Information.

               1.    Pro Forma Condensed Financial Statements Introduction  12

               2.    Pro Forma Condensed Balance Sheet as of
                         September 30, 1996                                 13

               3.    Pro Forma Condensed Statements of Operations
                         for the Nine Months Ended September 30, 1996
                         and for the Year Ended December 31, 1995          14-15

               4.    Notes to Pro Forma Condensed Financial Statements      16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Stockholders of
LifeQuest Medical, Inc.:

We have audited the accompanying balance sheets of VAL-U-MED, Inc. (a Georgia corporation), as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VAL-U-MED, Inc., as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                         /S/ ARTHUR ANDERSEN LLP



San Antonio, Texas
January 31, 1997

                               VAL-U-MED, INC.


                                                      BALANCE SHEETS

                                                                                                 December 31
                                                                                                 -----------
                                                                                             1995          1996
                                                                                          ----------    ----------
                                         ASSETS
                                         ------

CURRENT ASSETS:
  Cash and cash equivalents                                                               $   27,708    $   -
  Accounts receivable, net of allowance for doubtful accounts of $224,907
     in 1996 and $63,083 in 1995                                                             444,887       430,247
  Inventory, net of obsolescence reserve of $20,000 in 1996 and $10,000 in 1995
                                                                                             295,561       444,742
  Prepaid expenses                                                                            -              8,348
                                                                                          ----------    ----------
                  Total current assets                                                       768,156       883,337
                                                                                          ----------    ----------
PROPERTY AND EQUIPMENT:
  Property and equipment                                                                      13,065        32,723
     Less- Accumulated depreciation                                                           (1,194)       (5,293)
                                                                                          ----------    ----------
                  Total property and equipment                                                11,871        27,430
                                                                                          ----------    ----------
                  Total assets                                                            $  780,027    $  910,767
                                                                                          ==========    ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                     ----------------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                        $  282,759    $  262,234
  Accrued expenses                                                                           334,428       663,270
                                                                                          ----------    ----------
                  Total current liabilities                                                  617,187       925,504
                                                                                          ----------    ----------
                  Total liabilities                                                          617,187       925,504
                                                                                          ----------    ----------

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value; 1,000 shares authorized; 400 shares issued and outstanding in 1996 and 388 shares issued and outstanding at
    December 31, 1995                                                                              4             4
  Additional paid-in capital                                                                 379,896       391,896
  Accumulated deficit                                                                       (217,060)     (406,637)
                                                                                          ----------    ----------


                  Total stockholders' equity (deficit)                                       162,840       (14,737)
                                                                                          ----------    ----------


                  Total liabilities and stockholders' equity (deficit)                    $  780,027    $  910,767
                                                                                          ==========    ==========



   The accompanying notes are an integral part of these financial statements.

                                VAL-U-MED, INC.


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                             For the Years Ended
                                                                 December 31
                                                                 -----------
                                                             1995          1996
                                                          -----------   -----------
REVENUE:
  Net sales                                               $ 2,699,117   $ 4,385,224
  Investment income                                             1,048         3,101
                                                          -----------   -----------
                                                            2,700,165     4,388,325
                                                          -----------   -----------

COSTS AND EXPENSES:
  Cost of sales                                             1,556,636     2,496,409
  Selling, general and administrative                       1,125,034     2,076,477
  Depreciation                                                  1,014         5,016
                                                          -----------   -----------
                                                            2,682,684     4,577,902
                                                          -----------   -----------

NET INCOME (LOSS) BEFORE INCOME TAXES                          17,481      (189,577)
                                                          -----------   -----------
INCOME TAXES                                                    2,820        -
                                                          -----------   -----------
NET INCOME (LOSS)                                         $    14,661   $  (189,577)
                                                          ===========   ===========
NET INCOME (LOSS) PER SHARE OF COMMON STOCK               $     37.79   $   (483.61)
                                                          ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                                VAL-U-MED, INC.


                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                              Common Stock
                                         ------------------------                                         Total
                                            Shares                   Additional                      Stockholders'
                                          Issued and     $.01 Par      Paid-In       Accumulated         Equity
                                         Outstanding      Value        Capital         Deficit          (Deficit)
                                         -----------    ---------   ------------    -----------     ---------------
BALANCE, December 31, 1994                   388        $     4     $   379,896     $  (231,721)    $    148,179
  Net income                                  -              -             -             14,661           14,661
                                           -----        -------     -----------    ------------     ------------

BALANCE, December 31, 1995                   388              4         379,896        (217,060)         162,840
  Issuance of stock                           12             -           12,000            -              12,000
  Net loss                                    -              -             -           (189,577)        (189,577)
                                           -----        -------     -----------    ------------     ------------

BALANCE, December 31, 1996                   400        $     4       $ 391,896     $  (406,637)    $    (14,737)
                                           =====        =======     ===========    ============     ============



   The accompanying notes are an integral part of these financial statements.

                                VAL-U-MED, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                   For the Years Ended
                                                                                       December 31
                                                                                ------------------------
                                                                                   1995          1996
                                                                                ----------    ----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                            $   14,661    $ (189,577)
   Adjustments to reconcile net income (loss) to net cash provided by
      (used in) operating activities-
        Depreciation                                                                 1,014         5,016
        Bad debt expense                                                            44,309       161,824
        (Increase) decrease in current assets-
          Accounts receivable                                                     (197,495)     (147,184)
          Inventory, net                                                          (104,772)     (149,181)
          Prepaid expenses                                                          -             (8,348)
        Increase (decrease) in current liabilities-
          Accounts payable                                                          38,238       (20,525)
          Accrued expenses                                                         206,767       328,842
                                                                                ----------    ----------
                  Net cash provided by (used in) operating activities                2,722       (19,133)
                                                                                ----------    ----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                              (7,794)      (20,575)
                                                                                ----------    ----------
                  Net cash used in investing activities                             (7,794)      (20,575)
                                                                                ----------    ----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of stock                                                      -             12,000
                                                                                ----------    ----------
                  Net cash provided by financing activities                         -             12,000
                                                                                ----------    ----------
 NET DECREASE IN CASH                                                               (5,072)      (27,708)

 CASH AND CASH EQUIVALENTS, beginning of year                                       32,780        27,708
                                                                                ----------    ----------
 CASH AND CASH EQUIVALENTS, end of year                                         $   27,708    $   -
                                                                                ==========    ==========
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for income taxes                                   $   -         $    2,820
                                                                                ==========    ==========
   Cash paid during the year for interest                                       $   -         $   -
                                                                                ==========    ==========



   The accompanying notes are an integral part of these financial statements.

                               VAL-U-MED, INC.

                        NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995



1.  BUSINESS:

VAL-U-MED, Inc. (the Company), was incorporated September 1, 1993, under the laws of the State of Georgia. The Company distributes and markets instruments used in minimally invasive surgical procedures. The Company primarily distributes these products in the southeastern region of the U.S.

In December 1996, the Company was merged with and into VAL-U-MED Acquisition Co., a subsidiary of LifeQuest Medical, Inc. The surviving corporation to this merger took the name of VAL-U-MED, Inc. (VAL-U-MED). See Note 7.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Operating revenues are recognized upon the shipment of products to the customer.

Inventory

Inventory consists of finished goods which are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the respective assets; primarily over five years.

Additions and improvements that extend the useful life of the asset are capitalized. Repairs and maintenance expenditures are charged to expense as incurred. Upon sales or retirement of property and equipment, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is recorded.

Provision for Income Taxes

Deferred income taxes are provided when certain revenues and expenses are reported in different periods for financial reporting purposes than for income tax reporting purposes.

Deferred tax liabilities and assets are recorded based on the enacted income tax rates which are expected to be in effect in the periods in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the deferred tax liabilities and assets. The effect of such adjustments shall be included in income in the period in which the tax laws or rates are changed.

Earnings (Loss) Per Share

There are no common stock equivalents outstanding and the weighted average number of common shares used in computing net income (loss) per share is 392 shares in 1996 and 388 shares in 1995.

Impact of Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in 1996. The adoption of SFAS No. 121 did not have a material effect on the Company's financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  CONCENTRATION OF RISK:

Credit Risk

The Company's accounts receivable are from various hospitals, clinics and practicing surgeons. Based on the Company's evaluation of the collectibility of these accounts receivable, $161,824 and $44,309 in bad debt expense was recognized in 1996 and 1995, respectively. The Company's management believes that the remainder of the receivables outstanding are collectible and, thus, believes the Company's exposure to credit risk related to the remaining accounts receivable is minimized. The Company's accounts receivable are generally not collateralized.

Customer

The Company did not have any customer which accounted for more than 10 percent of total sales during 1995 or 1996.

Supplier

One supplier accounted for 62 percent and 48 percent of purchases for the years ended December 31, 1996 and 1995, respectively. In addition, during 1996, the Company had one other supplier which accounted for 10 percent of total purchases.

4.  OPERATING LEASES:

Future minimum lease payments under noncancelable operating leases subsequent to December 31, 1996, are:

Year ending December 31-
  1997                                                 $ 69,000
  1998                                                   64,500
  1999                                                   75,800
  2000                                                   79,800
  2001                                                   82,000
  Thereafter                                             13,300
                                                       --------
           Total future minimum lease payments         $384,400
                                                       ========

The Company has operating lease agreements for its facility and office equipment. Rent expense totaled approximately $16,000 and $12,000 for the years ended December 31, 1996 and 1995, respectively.

5.  INCOME TAXES:

As of December 31, 1996, the Company had net operating loss (NOL) carryforwards of approximately $86,000 for federal income tax purposes which are available to reduce future taxable income and will expire in 2011 if not utilized.

The principal components of deferred taxes at December 31, 1996 and 1995, are as follows:

                                                     1996         1995
                                                     ----         ----
Accrual to cash adjustments                     $   19,600    $  88,100
Book reserves not deductible for tax                94,400       27,000
Depreciation                                        (2,000)       -
Federal tax losses not currently utilizable         32,000        -
                                                ----------    ---------
Net deferred tax assets                            144,000      115,100


Deferred tax valuation reserve                    (144,000)    (115,100)
                                                ----------    ----------
Deferred tax assets, net of valuation analysis  $    -        $   -
                                                ==========    =========

As the Company has had net operating losses or insignificant levels of operating income since inception, a 100 percent valuation reserve has been established.

The Company's ability to use its NOL carryforwards to offset future taxable income is subject to restrictions enacted in the U.S. Internal Revenue Code of 1986 as amended (the Code). These restrictions provide for limitations on the Company's utilization of its NOL carryforwards following certain ownership changes described in the Code.

6.  CONTINGENCY REGARDING SALES TAX:

The Company has accrued $574,000 and $311,000 as of December 31, 1996 and 1995, respectively, related to sales tax payable. The Company is currently in process of obtaining the necessary documentation to achieve exemption from sales tax related to sales made to certain of its customers. However, as there can be no assurance that management of the Company will ultimately be successful in obtaining such documentation, management has established accruals for the potential sales tax liability.

7.  ACQUISITION OF THE COMPANY:

In December 1996, the Company was merged with and into VAL-U-MED Acquisition Co., a subsidiary of LifeQuest Medical, Inc. (LifeQuest). The surviving corporation to this merger took the name of VAL-U-MED, Inc. (VAL-U-MED). The merger was accomplished through exchanging all of the outstanding stock of the Company for 1,200,000 shares of LifeQuest common stock and $400,000. In addition, LifeQuest gave 57,000 shares of LifeQuest stock to a third party for a finder's fee associated with the transaction. The transaction was recorded using the purchase method of accounting effective December 27, 1996. The December 31, 1996, financial statements are the historical financial statements of the Company and do not include any purchase adjustments.

The merger agreement also provides for an employment agreement with the president of the Company to act as chief operating officer of the surviving corporation, VAL-U-MED, and as a vice president of LifeQuest through December 31, 1999. In addition, the existing vice president of sales of the Company will continue in this capacity with VAL-U-MED. The agreement provides for base compensation of approximately $100,000 per year each to these individuals, additional performance based compensation and participation in all employee benefits provided by LifeQuest. In addition, LifeQuest and the president and vice president of sales have entered into nonqualified stock option agreements pursuant to which LifeQuest has granted to the president and vice president of sales nonqualified stock options to receive up to 60,000 shares each of common stock of LifeQuest as specified in the agreement.

8.  SUBSEQUENT EVENT:

In January 1997, VAL-U-MED entered into a lease agreement for new office space. The lease term is from March 1997 through February 2002. The payments under this operating lease have been included in the future minimum lease payments in
Note 4.

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  (Unaudited)



                                  INTRODUCTION


The following unaudited pro forma condensed financial statements include the accounts of LifeQuest Medical, Inc., and subsidiaries, a Delaware corporation (LifeQuest) and VAL-U-MED, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. The condensed financial statements of the Company have been adjusted to reflect the effects of the Company's acquisition of VAL-U-MED, Inc. (a Georgia corporation), with and into VAL-U-MED Acquisition Co. (a Nevada corporation), a wholly owned subsidiary of LifeQuest. The surviving corporation to this merger took the name of VAL-U-MED, Inc. (VAL-U-MED). VAL-U-MED was acquired through the issuance of 1,200,000 shares of LifeQuest restricted common stock and $400,000. In addition, LifeQuest gave 57,000 shares of LifeQuest stock to a third party for a finder's fee associated with the transaction. The transaction was recorded using the purchase method of accounting and was effective December 27, 1996. LifeQuest recorded the assets and liabilities of VAL-U-MED at fair value as of the purchase date. LifeQuest utilized a 40 percent discount on its stock price at the transaction date due to the inherent risks associated with the restricted nature of the stock. The excess of the purchase price over net assets acquired of $2,677,337 was recorded as goodwill and will be amortized over 10 years.

The LifeQuest and VAL-U-MED, Inc., columns in the following condensed financial statements reflect the preacquisition financial statements.

The pro forma condensed balance sheet assumes the merger described above occurred as of September 30, 1996.

The pro forma condensed statements of operations assume the merger described above occurred as of January 1, 1995. The pro forma adjustments relate to the amortization of the goodwill associated with the purchase transaction and the elimination of income taxes due to utilization of LifeQuest's net operating loss carryforwards.

In the opinion of management, all adjustments necessary to present fairly the pro forma condensed financial statements have been made.

These pro forma condensed financial statements should be read in conjunction with LifeQuest's historical financial statements and notes thereto for the year ended December 31, 1995, included in the Company's Form 10-K, the September 30, 1996, Form 10-Q, and subsequently issued Form 8-K/A dated November 27, 1996, regarding the pooling of Klein Medical, Inc. The pro forma condensed statements of operations are not necessarily indicative of what actual results of operations would have been had the transactions occurred at the beginning of the respective years nor do they purport to indicate the results of future operations of the Company.

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES


                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (Unaudited)


                                                                                                       Pro Forma
                                                    LifeQuest                                           Balance
                                                    Medical,                                             Sheet,
                                                    Inc., and                       Pro Forma         September 30,
                                                  Subsidiaries     VAL-U-MED       Adjustments           1996
                                                 -------------    ------------     -----------        ------------
                    ASSETS
                    ------
CURRENT ASSETS:
  Cash and cash equivalents                      $     240,733    $    191,832     $  (400,000)(a)    $     32,565
  Short-term investments                             3,406,733          -                                3,406,733
  Interest receivable                                  125,318          -                                  125,318
  Accounts receivable, net                             488,087         403,391                             891,478
  Inventory, net                                       484,097         206,073                             690,170
  Other current assets                                  19,660          39,312                              58,972
                                                 -------------    ------------     -----------        ------------
   Total current assets                              4,764,628         840,608        (400,000)          5,205,236
                                                 -------------    ------------     -----------        ------------
 PROPERTY AND EQUIPMENT, net                           402,680          24,162                             426,842
                                                 -------------    ------------                        ------------
 INTANGIBLE ASSETS                                     427,273          -            2,677,337 (a)       3,104,610
                                                 -------------    ------------     -----------        ------------
   Total assets                                  $   5,594,581    $    864,770     $ 2,277,337        $  8,736,688
                                                 =============    ============     ===========        ============

               LIABILITIES AND
             STOCKHOLDERS' EQUITY
             --------------------

CURRENT LIABILITIES:
  Current portion of long-term obligations       $     713,926    $     -                             $    713,926
  Accounts payable                                     503,552         199,509                             703,061
  Accrued expenses                                      44,696         518,852                             563,548
  Due to stockholder                                    16,433          -                                   16,433
                                                 -------------    ------------                        ------------
   Total current liabilities                         1,278,607         718,361                           1,996,968
                                                 -------------    ------------                        ------------
 LONG-TERM DEBT, less current portion                   10,603          -                                   10,603
                                                 -------------    ------------                        ------------
 MINORITY INTEREST                                     125,447          -                                  125,447
                                                 -------------    ------------                        ------------
 STOCKHOLDERS' EQUITY:
  Common stock                                           4,393               4           1,253 (a)           5,650
  Additional paid-in capital                        17,671,759         391,896       1,869,447 (a)      19,933,102
  (Accumulated deficit)                            (13,496,228)       (245,491)        406,637 (b)     (13,335,082)
                                                 -------------    ------------     -----------        ------------
  Total stockholders' equity                         4,179,924         146,409       2,277,337           6,603,670
                                                 -------------    ------------     -----------        ------------
  Total liabilities and stockholders' equity     $   5,594,581    $    864,770     $ 2,277,337        $  8,736,688
                                                 =============    ============     ===========        ============


                  LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                 (Unaudited)



                                                                                                        Pro Forma
                                                                                                        Condensed
                                                     LifeQuest                                         Statement of
                                                     Medical,                                           Operations,
                                                     Inc., and                       Pro Forma         September 30,
                                                   Subsidiaries       VAL-U-MED     Adjustments           1996
                                                 --------------     -----------     -----------       ------------
REVENUES:
  Net sales                                      $  2,891,470       $ 3,274,967     $      -          $   6,166,437
  Investment income                                      -                  698            -                    698
                                                 ------------       -----------     ------------      -------------
             Total revenues                         2,891,470         3,275,665            -              6,167,135
                                                 ------------       -----------     ------------      -------------
COSTS AND EXPENSES:
  Cost of sales                                     2,170,024         1,879,330            -              4,049,354
  Research and development                            278,752              -               -                278,752
  Selling, general and administrative               1,505,146         1,417,942            -              2,923,088
  Interest                                             42,068              -               -                 42,068
  Depreciation and amortization                        99,929             3,762         200,801 (c)         304,492
                                                 ------------       -----------     ------------      -------------
             Total costs and expenses               4,095,919         3,301,034         200,801           7,597,754
                                                 ------------       -----------     ------------      -------------

NET INCOME (LOSS) BEFORE OTHER INCOME
  (EXPENSE) AND INCOME TAXES                       (1,204,449)          (25,369)       (200,801)         (1,430,619)

OTHER INCOME                                          169,808              -               -                169,808

MERGER AND ACQUISITION COSTS                         (115,375)             -               -               (115,375)

MINORITY INTEREST IN NET LOSS OF
  CONSOLIDATED SUBSIDIARY                              15,916              -               -                 15,916
                                                 ------------       -----------     ------------      -------------

NET LOSS BEFORE INCOME TAXES AND
  NONRECURRING CHARGES                             (1,134,100)          (25,369)       (200,801)         (1,360,270)

INCOME TAXES                                             -                 -               -                   -
                                                 ------------       -----------     ------------      -------------

NET LOSS FROM CONTINUING
  OPERATIONS AND BEFORE
  NONRECURRING CHARGES                           $ (1,134,100)      $   (25,369)    $  (200,801)      $  (1,360,270)
                                                 ============       ===========     ===========       =============

NET LOSS PER SHARE BEFORE
  NONRECURRING CHARGES                           $      (0.26)                                        $        (.24)
                                                 ============                                         =============

WEIGHTED AVERAGE SHARES
  OUTSTANDING                                       4,386,140                                             5,643,140
                                                 ============                                         =============

                  LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                 (Unaudited)



                                                                                                        Pro Forma
                                                                                                        Condensed
                                                     LifeQuest                                         Statement of
                                                     Medical,                                           Operations,
                                                     Inc., and                       Pro Forma         December 31,
                                                   Subsidiaries       VAL-U-MED     Adjustments           1995
                                                 --------------     -----------     -----------       ------------
REVENUES:
  Net sales                                      $ 3,686,178         $2,699,117     $    -             $ 6,385,295
  Investment income                                  347,143              1,048          -                 348,191
                                                 -----------         ----------     ---------          -----------
          Total revenues                           4,033,321          2,700,165          -               6,733,486
                                                 -----------         ----------     ---------          -----------

COST AND EXPENSES:
  Cost of sales                                    2,926,480          1,556,636          -               4,483,116
  Research and development                           729,000               -             -                 729,000
  Selling, general and administrative              2,606,569          1,125,034          -               3,731,603
  Interest                                            50,029               -             -                  50,029
  Depreciation and amortization                      161,463              1,014       267,734(c)           430,211
                                                 -----------         ----------     ---------          -----------
           Total costs and expenses                6,473,541          2,682,684       267,734            9,423,959
                                                 -----------         ----------     ---------          -----------

NET INCOME (LOSS) BEFORE OTHER
  INCOME (EXPENSE) AND INCOME
  TAXES                                           (2,440,220)            17,481      (267,734)         (2,690,473)

MINORITY INTEREST IN NET LOSS OF
  CONSOLIDATED SUBSIDIARY                            138,751               -             -                 138,751
                                                 -----------         ----------     ---------          -----------

NET INCOME (LOSS) BEFORE INCOME
  TAXES AND NONRECURRING                          (2,301,469)            17,481      (267,734)          (2,551,722)
  CHARGES

INCOME TAXES                                             800              2,820        (2,820)(d)              800
                                                 -----------         ----------     ---------          -----------

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS AND
  BEFORE NONRECURRING CHARGES                    $(2,302,269)        $    14,661    $(264,914)         $(2,552,522)
                                                 ===========         ===========    =========          ===========

NET LOSS PER SHARE BEFORE
  NONRECURRING CHARGES                                $(0.53)                                          $     (0.45)
                                                 ===========                                           ===========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                                      4,354,835                                             5,611,835
                                                 ===========                                           ===========

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES


               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                   SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                  (Unaudited)



PRO FORMA CONDENSED BALANCE SHEET
  ADJUSTMENTS:
---------------------------------

(a) This adjustment reflects the acquisition of VAL-U-MED for cash and stock, the recording of the goodwill of $2,677,337 and the combining of the separate entities' common stock and paid-in capital accounts.

(b) This adjustment reflects the elimination of the accumulated deficit as of September 30, 1996 and the net loss for the period from October 1, 1996 through the date of the acquisition.

PRO FORMA CONDENSED STATEMENTS OF
  OPERATIONS ADJUSTMENTS:
---------------------------------

(c) This adjustment reflects the amortization of the goodwill of $2,677,337 recorded in the purchase transaction. The goodwill is being amortized on a straight-line basis over 10 years.

(d) This adjustment reflects the elimination of income tax expense due to the utilization of LifeQuest's net operating loss carryforwards.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                    LIFEQUEST MEDICAL, INC.




                                    By/s/ Randall K. Boatright
                                    ------------------------------------------
                                    Randall K. Boatright
                                    Vice President and Chief Financial Officer
                                    (Principal Accounting Officer)



DATE:  March 10, 1997





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